EXHIBIT 10.24

                           AMENDMENT NUMBER 14 TO THE
                         TEXAS REGIONAL BANCSHARES, INC.
             EMPLOYEE STOCK OWNERSHIP PLAN (WITH 401(K) PROVISIONS)

      Texas Regional Bancshares, Inc., a corporation organized and operating under the laws of the State of Texas, and registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "Corporation"), hereby adopts the following amendments to the Texas Regional Bancshares, Inc. Employee Stock Ownership Plan (with 401(k) provisions) (the "Plan"), effective as of October 25, 2000:

   WHEREAS, the Plan currently states that all "Employees" of the Corporation and its subsidiaries are eligible to participate in the Plan after satisfying certain age and service requirements which are more specifically described in the Plan; and

   WHEREAS, the Corporation currently has a subsidiary named TSB Properties, Inc. ("TSB Properties") which owns and eventually sells properties that have been acquired by foreclosure; and

   WHEREAS, on occasion, TSB Properties employs certain individuals who provide services with respect to the properties acquired by foreclosure; and

   WHEREAS, it is not the intention of the Corporation that these employees of TSB Properties be eligible to participate in the Plan; and

   WHEREAS, the Board of Directors of the Corporation has determined that it is in the best interest of the participants and beneficiaries of the Plan to amend the Plan to provide that the employees of TSB Properties shall not be eligible to participate in the Plan;

   NOW THEREFORE, IT IS HEREBY AGREED THAT the Texas Regional Bancshares, Inc. Employee Stock Ownership Plan (with 401(k) provisions) (the "Plan"), is hereby amended effective as of October 25, 2000 (the "Effective Date"), as follows:

      1. In Section 2 of the Plan, the definition of "Employee" shall be amended in its entirety to state as follows:

            EMPLOYEE

            Any common-law employee of an Employer, except for the employees of TSB Properties, Inc.

      2. In Section 2 of the Plan, the definition of "Employer" shall be amended in its entirety to state as follows:

            EMPLOYER
            --------

            The Company, Texas State Bank, Harlingen State Bank, and any other Affiliated Company which is designated by the Board of Directors as an Employer and which adopts the Plan for the benefit of its Employees, except for TSB Properties, Inc., which shall not be an adopting Employer under this Plan.


      3. In Section 3(a) of the Plan, the following sentence shall be added at the end:

            Notwithstanding anything herein to the contrary, the employees of TSB Properties, Inc. are not Employees, as that term is defined in this Plan, and therefore, these individuals are not eligible to participate in this plan, regardless of whether they have satisfied the age and service requirements hereunder.

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      IN WITNESS WHEREOF, the undersigned a duly authorized officer of Texas
Regional Bancshares, Inc., hereby certifies the adoption of this Amendment Number 14 of the Texas Regional Bancshares, Inc. Employee Stock Ownership Plan (with 401(k) provisions) effective as of October 25, 2000.



                                    Texas Regional Bancshares, Inc.





                                    By: /s/ G.E. RONEY
                                       Glen E. Roney,
                                       Chairman of the Board and
                                       Chief Executive Officer

      AGREED TO AND ACCEPTED BY:



      /s/ MORRIS ATLAS, Trustee
      Morris Atlas



      /s/ FRANK N. BOGGUS, Trustee
      Frank N. Boggus



      /s/ G.E. RONEY, Trustee
      G.E. Roney

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